Exhibit 23.2



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                         Bagell, Josephs & Company, LLC
                           200 Haddonfeld Berlin Road
                               Gibbsboro, NJ 08026
                       Tel: 856-346-2628 Fax: 856-346-2882


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Deep Field Technologies, Inc. on Form SB-2 dated April 14, 2005, of our report dated March 21, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003.


                                    /s/ Bagell, Josephs & Company, LLC
                                    -----------------------------------
                                    BAGELL, JOSEPHS & COMPANY, LLC
                                    Gibbsboro, New Jersey

April 14, 2005





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